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Exhibit 23.2

Consent of Independent Registered Accounting Firm

        We consent to the incorporation by reference in the registration statement of Symmetry Medical Inc on Form S-8 (File Number 333-123610) of our report dated March 10, 2008, on our audits of the financial statements of Symmetry Medical Inc. 2004 Employee Stock Purchase Plan as of December 31, 2007 and 2006, and for the years ended December 31, 2007, 2006 and 2005, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP
BKD, LLP

Fort Wayne, Indiana
April 18, 2008

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  Exhibit 23.2
Consent of Independent Registered Accounting Firm